REGISTRATION NO. ____-______

               SECURITIES AND EXCHANGE COMMISSION
    SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549


                       Amended Form SB - 2
            Amended Form SB - 2  REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                        XUNANTUNICH INC.
     (Exact name of registrant as specified in its charter)


Nevada                              0273                         76-0602960
(State or other jurisdiction of  (Primary Standard Industrial    (IRS Employer
incorporation or organization)   Classification Code Number)     Identification
    	                                                                 No.)

       21112 123rd Avenue, Maple Ridge, BC V2X 4B4 CANADA

                         (604 ) 467-9116
  (Address, including zip code, and telephone number, including area code,
          of registrant's principal executive offices)

Agent for Service:                      With a Copy to:
David Young                               Arthur J. Frost
XUNANTUNICH INC. Inc.                   Arthur J. Frost Ltd.
21112 123rd Avenue                      7549 West Heatherbrae Drive
Maple Ridge, BC V2X 4B4 Canada           Phoenix, AZ 85033
(604) 467-9116                             (623) 849-2050

(Name, address, including zip code, and telephone number, including area code,of agent for service)

          Approximate date of commencement of proposed sale to the public:
          Approximate date of commencement of proposed sale to the public:As soon as practicable after the effective date of this Registration Statement.
As soon as practicable after the effective date of this Registration Statement.
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
[ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



     CALCULATION OF REGISTRATION FEE

Title of                    Proposed     Proposed
each           Amount       Maximum      Maximum        Amount of
Class of       to be        Offering     Aggregate      Registration
Securities     Registered   Price        Offering       Fee
registered                  per unit     price



Common         1,510,000    $ .20 per    $302,000.00    $ 84.56
stock          shares       share

No exchange or over-the-counter market exists for XUNANTUNICH
INC. common stock.  The average price paid for XUNANTUNICH INC.
common stock was $.0004 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.


We will amend and complete the information in this Prospectus. Although we are permitted by US federal securities law to offer these securities using this Prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION

                           Prospectus
                          June 22, 2000


                        XUNANTUNICH INC.
                       21112 123rd Avenue
                 Maple ridge, BC V2X 4B4 Canada

                1,510,000 Shares of Common Stock
 to be sold by the registrant as issuer and current shareholders

This is the initial public offering of common stock of Xunantunich Inc. and no public market currently exists for these shares. Xunantunich Inc. is offering for sale up to one million shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.20 per share for a period of one hundred and eighty days (six months) following the acceptance of the Registration Statement, of which this Prospectus forms a part.

No commissions will be paid for the sale of the 1,000,000 shares offered by Xunantunich Inc. unless a broker/dealer agrees to market them for us. In that case, commissions will be negotiated and a post-effective amendment will be filed with the SEC revealing the terms and conditions of the commissions and
expenses charged.   The most recent sale of Xunantunich Inc.
common stock was in October, 1999 at a price of $0.001 per share.

Only some of the proceeds from the sale of stock in this offering will be available to Xunantunich Inc. This Prospectus is part of a Registration Statement that permits selling shareholders to sell their shares when this Prospectus becomes effective or in the future. The shareholders have 510,000 shares that they are clearing for sale.

This investment involves a high degree of risk. See "risk factors" beginning on page 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. The SEC has not made any
recommendations that you buy or not buy the shares.   Any
representation to the contrary is a criminal offense.


PART I - SUMMARY INFORMATION AND RISK FACTORS.


Prospectus Summary.

Xunantunich Inc. is a corporation formed under the laws of the State of Nevada whose principal executive offices are located in Maple Ridge, British Columbia, Canada.

The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

Name, Address, and Telephone Number of Registrant

   Xunantunich Inc.
   21112 123rd Avenue
   Maple Ridge, BC V2X 4B4, CANADA
   (604) 467-7982


The Offering

  -  Price per share offered                           $0.20

  -  common stock offered by the company               1,000,000 shares

  -  common stock offered by selling shareholders      510,000 shares

  -  common stock to be outstanding after the          6,000,000 shares
     offering (assuming all shares are sold)

  - use of proceeds - to fund marketing and setting up of dealers to handle line of vitamins and mineral supplements.

Risk Factors

An investment in the shares of Xunantunich Inc. involves a high degree of risk. You should carefully read all of the following Risk Factors as well as the rest of this Registration Statement. Management of Xunantunich Inc. believes that the following Risk Factors describe all of the material risks of which it is aware.

Risk factors affecting operating results


We have had losses since inception and expect such losses to continue for the foreseeable future.

Xunantunich Inc. has never had any revenues. Costs are incurred to set up the business plan and to get into business. While the licensor, Vitamineralherb.com ('Vita") has set up the master web page and organized the processing of purchases, we must provide our own accounting systems and sales planning including finding and hiring good, reliable sales people. These efforts will use our cash reserves. We will not have any substantial cash reserves until this Offering is complete. If this Offering is not completed, we will not be able to get into business. This could have a serious affect on the price of our stock.

Once we get into business and sales begin, we still expect to lose money for a considerable period. We will record losses until our profits from sales exceed our expenses. If we do not accomplish this, any and all funds that we have in reserve will be used up. You should consider these facts carefully before you invest.

We do not expect to have any revenues from sales of health products until some indefinite time in the future.

A great many things must happen before we receive any revenues, at all. They are:

     - this Registration Statement and Prospectus must be accepted by the Securities and Exchange Commission;

     - this Offering must be successfully completed and the funds received;

     -    competent administrative people must be hired;

     -    a minimum of two experienced sales people must be obtained.

After the proper people are hired, it will still take time to acquaint them with the business plan, the product and the territory. We cannot expect to generate any kind of sales activity or revenues until all of the above items have come to pass. This time lag will have a negative affect on the price of the stock, if a market ever develops.

Costs of getting new customers for our health products and keeping them are unknown.

Xunantunich Inc. does not have any experience as to the costs of setting up a new customer and keeping that customer. We do not know for sure how acceptable our business is to potential clients. If repeated calls are made to obtain the first order and further orders, frequent service calls are necessary to keep that customer happy. The costs involved could well be greater than the gross
profit on any sale made to that customer.   If this should to be
the case, we would lose money on each customer and the whole business plan would prove to be unworkable.

Our business is sensitive to changes in the prices of Vita and its competitors.

We have no control over the prices we pay for the products we sell. Vitamineralherb.com Corp. sets the wholesale and the retail price of all the products they supply. Vita, in turn, is subject to pricing pressures put on by their competition. If, for any reason, Vita's competitors decide to lower their prices, even below their costs, Vita and Xunantunich Inc. would be forced to follow. The result? We would lose money until the situation changed. This should be considered by all prospective investors.

Xunantunich Inc.will compete with other Internet retailers and may not achieve the customer base necessary to become or remain profitable

Our future revenues and profits, if any, depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Consumers may not choose to do business over the Internet in sufficient number to establish the customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online vitamins market may not develop. Xunantunich Inc. may therefore be unable to successfully market and sell its product, in which case it would not become profitable.

Failure of the licensor to supply one or more services will hamper our ability to do business.

As part of its license, Xunantunich Inc.'s licensor has agreed to provide and maintain;

     (1)  a website through which orders are placed and

     (2) a payment system for receipt of payments from customers and disbursement of funds to Xunantunich Inc. and its supplier.

If the licensor fails to provide these services, Xunantunich Inc.may be unable to conduct its business. If we are unable to conduct business, we may lose customers and revenues. The future success of Xunantunich Inc. will depend, in part, on the licensor's use of leading technologies to provide seamless access to and services through its website. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to Xunantunich Inc. If the licensor does not maintain an up-to-date effective website our online sales may not be effective.

We are dependent on a variety of service providers that may or may not deliver adequate service.

Xunantunich Inc. is dependent on other service providers with the exception of direct sales to customers. We will have no control over the business practices and equipment of these providers. We are forced to rely on their word that their systems are protected against damage from fire, earthquakes, power loss, system failures or similar events. In addition, failure of telecommunications systems, for any reason, could cause interruptions in the services we offer.

Xunantunich Inc. will base expenses on what we think sales will be in the future.

We have no basis for making predictions as to what sales volume we can achieve and how long it will take. Like any new, untried and unproven business, management will try to estimate sales volume and on that estimate will budget for expenses. If they are wrong estimates or guesses, it is probable that expenses could be much higher and sales much lower, or both. If this proves to be the case, it is bound to result in losses. This set of events could have a very negative affect on your investment in this company.

We may experience a large turnover in personnel before getting reliable employees.

Hiring reliable and competent staff is always a problem, even for established companies. For a company like Xunantunich, Inc., which is entering entirely new and unproven business areas, it is even more of a problem. It is especially difficult to prejudge the degree of success of sales people. This is likely to result in the hiring of several people, training new employees continuously, large expenses with little or no sales. Again, a negative affect on the possible profitability and on the value of the stock.

We may be unable to adjust to changes in consumer preferences.

Consumers of vitamin, mineral and herbal supplements have changing requirements which we will have to adjust to. Not only are they looking for new and different products but they are looking for new and better ways to take standard products. In order to be successful, we will need to react to these changes quickly. We are completely dependent upon Vita to respond to these changes in the market. We cannot be sure that Vita has the ability to respond quickly to adjust their products to the changing tastes. Failure to do so could mean that our sales could lag, our profits, if any, could go down and stock prices be forced down.

We do not have the ability to react to technology changes of the Internet.

Internet access and E-commerce are affected by rapidly changing technology, new industry standards, changes in customer needs and frequent introduction of new services. Part of our success or failure will depend on being able to effectively use leading technologies; to continue to handle new technical developments and to keep our existing services up to date and develop new services to meet changing customer needs quickly and at the same time keep our costs in line.

We are totally dependent on Vita to react quickly to these changes. They are completely in charge of the Internet aspect of our business. They may feel that they do not have to change and that could have a negative affect on our business or if they are willing to change, their decision to do so could take a long time and again, the results would seriously affect the success or failure of our business. You would be wise to consider these facts when thinking about investing.

Growth strategy and potential acquisitions.

You cannot be sure that Xunantunich Inc. will be successful in implementing its growth strategy. Failure could result in serious losses and if severe enough could result in the failure of our business.

Sales development will depend on our retail distributors accepting our business concept and their efforts in selling our products to the consumer. The growth rate of sales will depend on the quality of our sales people.

Another part of our growth strategy; the strategic acquisition of similar businesses, involves certain risks, including, among others:

     -    the difficulty in assimilating operations and personnel;

     - the potential disruption of ongoing business at the time of acquisition;

     - the possible inability of management to take advantage of the combined operations; after acquisition;

     - the risks of entering markets in which we have little or no prior experience;

     - and potential bad effects to relationships with employees and customers as a result of changes in management.

In addition, any such transaction could have a negative affect on our operating results due to dilution. This dilution of present stockholder value could come from the issuance of common stock, increasing the debt and the costs of goodwill and other intangible assets, if any.

Competition.

The market for Internet access to individuals is extremely competitive. Almost anyone can start an Internet business. Most startups are doomed to failure. We believe that the main things that determine success in this market are a reputation for reliability and service, effective customer support, pricing, creative marketing, easy-to-use software and geographic coverage. We think we have all of those things but until the business is operating you cannot rely on our being successful. This fact needs to be considered before you invest.

Other important factors include the timing of new products and the economy. We do not know that Xunantunich Inc. will be able to compete successfully against current or future competitors. We also do not know if that competition will not have a bad effect on our business, financial condition and possibility of profit. Competitors could include many larger companies that may have much greater market presence and financial, technical, marketing and other resources than Xunantunich Inc.

Xunantunich Inc. will soon need full-time management and added personnel which may be difficult to find.

The future success of Xunantunich Inc. depends upon the efforts of Mark, Michael, Florence and Grant Cramer, its current officers and directors. They now serve on an "as needed" basis. Upon the completion of part or all of this offering, one or more of the Cramers will be needed full-time. We cannot be sure that any of the Officers and Directors will act in a full-time capacity.

We have no employment contracts with any officer or director. All have other business interests and occupations and we cannot be sure that one or all would be available on a full-time basis. If these key people are not available when they are needed it could delay getting into business and cause a severe drain on our available cash. You should be aware that this would affect the price of the common stock, if and when a market is established for the shares.

Other senior management and technical, marketing and sales personnel will be needed. Our success also depends on our ability to attract and keep this highly qualified management, technical, marketing and sales personnel. If we cannot attract qualified personnel it would affect the business, financial condition and profits, if any.


Security Risks

The Vitamineralherb.com. Internet website may be vulnerable to computer viruses. Other problems could be caused by customers, connected Internet sites, the interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or halting of service to Xunantunich Inc., our dealers and customers.

It is our intention and the intention of Vita to install and maintain security measures to prevent any of the problems mentioned above but you should realize that such measures have been circumvented in the past. Neither you nor we can be sure that measures taken by both companies will not be circumvented in the future.

The future market for our health products New and Uncertain Market New and Uncertain Market is unsure.

Internet - accessible vitamin, health, and nutritional products and related services is a fairly new market. The success of Xunantunich Inc. will depend upon the continuing development and expansion of the Internet. We also are counting on the desire on the part of the public for Internet goods and services. If growing demand for Internet goods and services fails to continue or growth slows or becomes saturated with competitors, our volume of business, operating results and financial condition may be affected badly. If, on the other hand, the Internet continues to experience rapid growth in number of users and level of use, we cannot be sure that the Internet will be able to handle such growth.

You should be aware of potential product and sales practices liability.

Xunantunich Inc. has no control over its customers' use of health and vitamin supplements after the sale. In addition, we have little control over the online practices and the information passed through or stored on our systems by its customers or members.

The law relating to the liability of Internet access providers and online service companies for incorrect use of the Internet and information carried on or spread through their networks is unsettled. Although we do not plan to actively monitor the content of our customers' Internet transmissions, someone may claim that we had knowledge of such content. It is possible that, if Xunantunich Inc. were to be prosecuted that any defenses to liability would not be applicable.

We may be subject to future government regulations on the sale of our products.

Internet-related regulatory policies are continuing to develop, and it is possible that Xunantunich Inc. could be exposed to new regulation in the future. Due to the increasing popularity and use of the Internet, it is possible that additional federal, state or other laws and regulations may be adopted. These could cover issues such as content, privacy, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other issues.

We will definitely need additional capital.

Xunantunich Inc. does not have sufficient capital to properly get into business, to respond to new technical developments or competition or to take advantage of unexpected opportunities.
Such items as special marketing programs, the development of new services or opportunities to acquire complimentary businesses require capital. Our success, if any, of establishing the business, creation of sales and follow-up service depends upon new capital through this Offering.

No other source of capital has been approached and if this Offering is not at least partially successful, we do not have other sources. If other sources are available we have no idea whether capital can be obtained on terms and conditions that are acceptable. Further, any such financing may be upon terms that result in dilution or considerable lessening of value of the shares currently held by Xunantunich Inc. shareholders.

Risks Related to the Securities Market

Xunantunich Inc. common stock has no prior market, and prices may decline after the effectiveness of this Prospectus and subsequent resale of shares by selling shareholders.

There is no public market for the common stock of Xunantunich Inc. and you should not rely on the possibility that a market will develop or that any shareholder will be able to sell his shares without considerable delay, if at all.

If there is a market, the price you may receive for the common stock may be lower than the purchase price If a market should develop, the price may be highly volatile. In addition, an active public market may not develop or be sustained. If Xunantunich Inc. and selling stockholders sell substantial amounts of common stock through this Offering or in a public market (should one develop), the market price of its common stock could fall. Any or all of these factors will have an affect on the price you would receive if you decided to sell all or part of your stock, should you decide to invest.

Many brokerage firms may not be willing to handle transactions in our securities. Even if a buyer finds a broker willing to buy or sell the stock of Xunantunich Inc., the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may be larger than the selling price.

Many lending institutions will not permit the use of such securities as collateral for loans. Thus, you may be unable to sell or recover your investment in Xunantunich Inc. stock.

The securities of Xunantunich Inc., when and if they become available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms:
     a)   institutions with assets exceeding $5,000,000

     b) individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds
          $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of Xunantunich Inc. securities to buy or sell in any market that may develop.

Investors may face significant restrictions on the resale of Xunantunich Inc. stock due to state and federal laws and regulations.

Because the securities of Xunantunich Inc. have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy its securities. Accordingly, investors should consider the secondary market for Xunantunich Inc. securities to be a limited one. You may be unable to sell your stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Because our securities may constitute a penny stock within the meaning of the rules, the rules would apply to Xunantunich Inc. and its securities. The rules may further affect your ability to sell your shares in any market that may develop.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Summary of risks relating to penny stocks.

  1)   Xunantunich Inc. stock is a penny stock.
  2)   Some states will not allow you to sell to their citizens.
  3) Some broker/dealers will not handle transactions in penny stocks.
  4)   SEC rules make selling your stock a cumbersome procedure.
  5) Penny stock markets can be very volatile with large swings up or down.

Management of Xunantunich Inc. believes it has described above all material risks known to it at this time.


Use of Proceeds

Legal Fees                               $30,000.00
Accounting                               10,000.00
Electronic filing and printing           5,000.00
Start up costs (office equipment,
telephone
system, computers and software)          60,000.00
Working Capital                          95,000.00*
Total                                    200,000.00

* Assumes offering is fully subscribed to. Working capital figure will be adjusted downward in the event all or any part of the offering is sold through a Broker/Dealer or total offering is not subscribed to.

     We have estimated that we will have approximately $95,000 working capital if this offering is fully subscribed to. This money will be used for hiring sales people, office staff and paying the expenses of getting the business started. This money may or may not be enough to run the business until sales revenues can take over. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.


Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; allowed for printing, legal and accounting costs and possible commissions if a Broker/Dealer should become involved with the sale to the public of this issue. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of Xunantunich Inc. if they were all sold at a specific price at the same time).


Dilution

Xunantunich Inc., prior to this offering has 5,000,000 shares of stock issued and outstanding. 510,000 shares of this amount are being qualified for sale by present shareholders as part of this Registration Statement. The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

                              Before         After 50%     After 100%
                              Offering       of Offering   of Offering

-    Net tangible book value    .0005        $.0010        $.033

-    Increase in net             NA          $.0005        $.033
     tangible book value

-    Dilution factor             NA          $.1995        $.167

The above table indicates that the net tangible book value of Xunantunich is 1/20 of one cent. If half of this offering is subscribed to, you would lose 19.95 cents value of the 20 cents you paid. If all of the offering were completed you would still lose 16.7 cents of the 20 cents you invested.

The price paid by Officers, Directors and affiliates was $.001 or one mill per share. Compare this price with the $.20 you will pay. These are facts that should be carefully considered.

If you are thinking about investing, you should be aware that the price of the shares of Xunantunich Inc. might not bear any direct relationship to net tangible book value per share. The price received by selling stockholders and paid by purchasing investors will be determined by supply and demand. If the demand for the common stock exceeds the available supply, the price will tend to go up; if the supply exceeds the demand, the price will tend to go
down.   In both of the above cases the change in price may have no relation to the book value of Xunantunich Inc. whether it is profitable or not.

     Selling security holders

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering:


                                   Number   No.
                           Number  of       of       Percent
               Position    of      Shares   Shares   After
Name           with        Shares  Offered  After    Sale
               Company     Owned            Sale



Rod Albers     None        1,000   1,000    -0-     -0-


Allison Flechl None        251,000 21,000  -0-      -0-


Kodi Flechl    None        1,000   1,000   -0-      -0-


Michael Flynn  None        1,000   1,000   -0-      -0-


James Fortin   None        1,000   1,000   -0-      -0-


Peter James    None        1,000   1,000   -0-      -0-


Sharon         None        1,000   1,000   -0-      -0-
Marcotte

Al Sanderson   None        1,000   1,000   -0-      -0-


Jeremy         None        1,000   1,000   -0-      -0-
Yasenuik

Adrienne       None        1,000   1,000   -0-      -0-
Yasenuik

David Young    None        250,000 250,000 -0-      -0-




Plan of Distribution

This is a self - underwritten Offering. This Prospectus is part of a Registration Statement that permits the Officers and Directors of Xunantunich Inc. to sell directly to the public, with no commission or other remuneration payable. At the discretion of our Board of Directors, an underwriting contract may be entered into with one or more Broker/Dealers on a "best efforts" or firm basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated. We will be required to halt sales and file a post-effective amendment to this Prospectus outlining the payment to the broker/dealer(s).

This Prospectus is also part of a Registration Statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. Xunantunich Inc. has not committed to keep the Registration Statement effective for any set period of time past the 180 days mentioned above.

While the Registration Statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if the stock of Xunantunich Inc. is authorized for inclusion on the OTC bulletin board or any other exchange or quotation service. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of Xunantunich Inc.
common stock. Xunantunich Inc. intends to apply to have its shares traded on the NASD OTC Bulletin Board.


Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Xunantunich Inc. nor is any contemplated


Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving Xunantunich Inc. are as follows:

Name                     Age            Positions Held and Tenure

Mark Cramer              59             President and Director since
                                        November, 1999

Florence Cramer          59             Secretary/Treasurer and
                                        Director since November/99

Michael Cramer           34             Vice President and Director
                                        Since December, 1999

Grant Cramer             28             Director since
                                        December/99

The directors named above will serve until the first annual meeting of Xunantunich Inc. stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers of Xunantunich Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Biographical information

Mark Cramer. Mr. Cramer, Xunantunich Inc.'s President, has served as an officer and director since November, 1999. Since 1988, Mr. Cramer has been actively involved as a Financial Consultant in the Province of British Columbia, Canada. He holds a Masters Degree from Simon Fraser University, holds life and mutual funds licenses. Mr. Cramer is the principal shareholder in IDF Financial Services, Inc., a securities dealer, through which he has obtained registration to sell securities in the Province of British Columbia, only. He has a Chartered Financial Planning degree. He is President, Chairman and major shareholder in Comprehensive Financial Services, Inc., a full-service financial planning and consulting company. He is also President and Chairman of River Ranch Resort Corp., a full service facility catering to hunters, fishermen, snowmobilers and nature lovers.

In 1987, Mr. Cramer retired after a twenty-five year career as teacher, principal and Administrative Assistant to the Superintendent of Schools, District #57, British Columbia.

Florence Cramer. Mrs. Cramer, Xunantunich Inc.'s Secretary/Treasurer has served as an officer and director since November, 1999. She has a multi-year background as a Life Underwriter and Financial Planner. She formed Comprehensive Financial Services in 1987 and currently serves as a director and Secretary/Treasurer of that Company. Mrs. Cramer holds a diploma in Office Administration .

Michael Cramer. Mr. Cramer, Xunantunich Inc.'s Vice President has served as an officer and director since December, 1999. Since 1985 he has been involved in the financial services field holding Life Insurance and Mutual Fund licenses as well as being registered to sell securities in the Province of British Columbia through the family-owned company, IDF Financial Services, Inc. He also has earned a Professional Financial Planning designation and serves as director and Vice President of Comprehensive Financial Services Inc.

Grant Cramer. Mr. Cramer has served as a director of Xunantunich Inc. since December, 1999. He is currently a director of Comprehensive Financial Services Inc. and IDF Financial Services Inc. He has a substantial background in hiring and training Financial Planners and holds a Professional Financial Planning designation and is registered to sell securities in the Province of British Columbia through the family-owned firm, IDF Financial Services, Inc.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Xunantunich Inc.. Also included are the shares held by all executive officers and directors as a group.

                                   Number of           Percent of
                                   Shares Owned
 Name and Address                  Beneficially        Class Owned

Mark Cramer*
6822 Valleyview Drive
Prince George, BC V2K 4C6 Canada   1,915,000           38.30

Michael Cramer*
2408 Panorama Place
Prince George, BC V2K 4T9 Canada   1,350,000           27.00

Florence Cramer*
6822 Valleyview Drive
Prince George, BC V2K 4C6 Canada   1,000,000           20.00

Grant Cramer*
#202 - 8636 Laurel Street
Vancouver, BC V6P 3V6    Canada    225,000             04.50

All directors and executive
Officers as a group (4 persons)    4,490,000           89.80%

     * All of the officers and directors of Xunantunich Inc. are related. Florence Cramer, Xunantunich Inc.'s Secretary/Treasurer and Director is the wife of Mark Cramer, Xunantunich Inc. President and director. Both Michael Cramer, Vice President and director and Grant Cramer, director are the adult sons of Mark and Florence Cramer. All of the officers and directors of Xunantunich Inc. have independent means and incomes and state categorically that they are not holding any shares beneficially for any other person.

The persons listed are the sole officers and directors of Xunantunich Inc.


Conflicts of Interest

The officers and directors will only devote a portion of their time to the affairs of Xunantunich Inc. There will be occasions when the time requirements of the business conflict with the demands of their other business and investment activities. We may need to employ additional personnel. If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow any of the Cramers to resolve potential conflicts in an arms-length fashion.
We must rely on them to use their discretion to resolve these conflicts.

Description of securities

Common Stock.

The Articles of Incorporation of Xunantunich Inc. authorize the issuance of 100,000,000 shares of Common Stock. Each holder of record of Common Stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of
legally available funds.   In the event of liquidation,
dissolution or winding up of the affairs of the Xunantunich Inc., holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when issued will be duly authorized, validly issued, fully paid, and non assessable. If additional shares of Xunantunich Inc. Common Stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of Xunantunich Inc. authorize the issuance of 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as Common Stock. No preferred stock has been issued by Xunantunich Inc.


Transfer Agent

Xunantunich Inc. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should Xunantunich Inc. securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.


Indemnification of Officers and Directors

As permitted by Nevada law, Xunantunich Inc.'s Articles of Incorporation provide that Xunantunich Inc. will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.


Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Xunantunich Inc.'s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.


Disclosure of commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Xunantunich Inc. pursuant to provisions of the State of Nevada, Xunantunich Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Organization within the last five years

Xunantunich Inc. was incorporated in the State of Nevada on April 2, 1999 and is in the early stages of development. From inception the only activities of Xunantunich Inc. have been the development of its business plan and the preparation for this Registration Statement. It has no revenues nor does it have any expectation of revenues until the completion of this Offering and the commencement of business.


Description of business

On April 5, 1999 Xunantunich Inc. received from David R. Mortenson & Associates of Alvin, Texas, the rights to distribute and produce, in the states of Arizona and Nevada, an oxygen enriched water product for fish farming, aquaculture, mariculture, poultry raising, and for treating animal waste from dairies, feedlots of all kinds, and for other similar uses. These production and distribution rights were received from Mortenson in exchange for 2000,000 shares of common stock. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, Inc. under a distribution agreement. Several months later the contract granting David R. Mortenson & Associates rights to the technology was withdrawn. Mortenson sued NW Technologies Inc. in Harris County Court, Houston Texas.

To compensate for the possibility that we could lose our principal asset and the obvious delay that this dispute and court action has caused, David R. Mortenson & Associates has agreed to suspend all financial requirements that are due or will be due in the future until the dispute with NW is resolved. They have also agreed to grant an alternative license to Xunantunich Inc. for the distribution of vitamin and herbal supplements for the Province of Alberta, Canada. This license will enable us to create a business plan and start the process of getting into business.

The License.

Xunantunich Inc. has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of
customers.   All of these individuals and organizations will order
their products via the Internet for sale to their clients. The license will be automatically renewed unless Xunantunich Inc. or Vitamineralherb.com gives the other notice of its intent not to renew.

 As a licensee of Vitamineralherb.com, Xunantunich Inc. eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling us to focus strictly on marketing and sales. Xunantunich Inc. plans to target health and fitness professionals in Alberta who wish to offer health and fitness products to their customers.

Xunantunich Inc. (and its customers) will have access to all products offered on the Vitamineralherb.com website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a markup which provides a 10% commission to Vitamineralherb.com and a profit for Xunantunich Inc.

Three different labeling options are available to customers:

     - products may be ordered with the manufacturer's standard label with no customization.
     - the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge.
     - labels may be completely customized for the health or fitness professional.



When a fitness or health professional becomes a client, Xunantunich Inc.'s salesperson will show the client how to access the Vitamineralherb.com website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

Xunantunich Inc. is not obliged to purchase and maintain a large inventory, an order desk or shipping department. This method of doing business, which only a short time ago would be unthinkable is now a preferred way of shopping (whether wholesale or retail) for a large segment of the population of North America.

The website is maintained by Vita and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vita's Internet clearing bank. The Vitamineralherb.com webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due Xunantunich Inc. via electronic funds transfer.

Vita's software tracks all sales through the customer's identification number, and at month end, e-mails to Xunantunich Inc. a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as attempting to insure that all major search engines pick Vitamineralherb.com first. All sales originating from the website to customers located in Alberta will automatically be assigned to Xunantunich Inc.

The Territory.

The Province of Alberta, Canada reached a population of 3,000,000 this year and is considered to be one of the most prosperous jurisdictions in the country. The two major cities, Calgary and Edmonton, the provincial capital have populations of 950,000 and 850,000 respectively. The Province of Alberta has had a balanced budget for several years and recently a law was passed that required the province to be debt free by the year 2005. They have also announced that provincial income taxes will be eliminated in the next several years.

The principal industries in Alberta are agriculture, producing grain, oil seeds and cattle; oil and gas; coal mining and tourism. Alberta produces a large majority of fossil fuels in Canada and are large exporters to the USA of oil and natural gas. High quality smelting coal is shipped to Japan and Korea. The province is the home of two famous national parks, Banff and Jasper.

Our research has indicated that there are nearly 6,000 health professionals, martial arts instructors, fitness centers and personal trainers in Alberta

 Background on the Manufacturer and Distributor.

On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc. a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing
organizations for approximately six years.   International
Formulation and Manufacturing does no retail marketing.

In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. International Formulation and Manufacturing also has the capability to supply privately labeled products for Xunantunich Inc. customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.


Implementation of the business plan.

Xunantunich Inc.'s business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. We may, during the next six to twelve months, conduct research into the various potential target markets. Should Xunantunich Inc. determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients and order them through the Internet.

If the net proceeds received from this offering are not enough to accomplish those things we will have to obtain additional financing through an additional offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders.
You cannot be sure that any additional funds will be available on
terms acceptable to Xunantunich Inc. or at all.   Xunantunich Inc.
expects to begin earning revenues shortly after a sales force is in place.

Growth of the Internet and electronic commerce.

The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately
275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Xunantunich Inc. believes that this dramatic growth presents significant opportunities for online retailers.

The vitamin, supplement, mineral and alternative health product market.

In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Xunantunich Inc. believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement
Health and Education Act of 1994.

The removal of most, if not all import duties, under the NAFTA accord enables Xunantunich Inc. to import its goods without undue trouble or delay. Some of sources relied upon for product will undoubtedly be located in Canada and will be easily available to Canadian customers as well as being exported to the United States.

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Xunantunich Inc. expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

Xunantunich Inc.'s competitors can be divided into several groups including:

     - traditional vitamins, supplements, minerals and alternative health products retailers;
     - the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;
     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;
     - independent online retailers specializing in vitamins, supplements, minerals and alternative health products;
     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and
     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Many of Xunantunich Inc.'s potential competitors have longer operating histories, larger customer or user base, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases.

Competitors have and may continue to have aggressive pricing policies and devote substantially more resources to website and systems development than Xunantunich Inc. does. Increased competition may result in reduced operating margins and loss of market share.

Xunantunich Inc. believes that the principal competitive factors in its market are:

  -    ability to attract and retain customers;
  -    breadth of product selection;
  -    product pricing;
  -    ability to customize products and labeling;
  -    quality and responsiveness of customer service.

Xunantunich Inc. believes that it can compete favorably on these factors. However, we will have no control over how successful our competitors are in addressing these factors. In addition, Xunantunich Inc. online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

Xunantunich Inc. believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.
     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.
     - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive.
     - The multilevel structure of some marketing organizations mandates high prices.

As a result of the foregoing limitations, Xunantunich Inc.
believes there is significant unmet demand for a shopping channel like that of Vita that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

Xunantunich Inc. hopes to attract and retain consumers through the following key attributes of its business:

     - Broad Expandable Product Assortment. Xunantunich Inc.'s product selection is substantially larger than that offered by store-based retailers.
     - Low Product Prices. Product prices can be kept low due to volume purchases through Xunantunich Inc.'s affiliation with Vitamineralherb.com and other licensees. Our not having an inventory, warehouse space and need for limited administration will also make our prices lower.. All products are shipped from
       International Formulation and             Manufacturing's
       inventory.
     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.
     - Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.



Regulatory Environment.

The manufacturing, processing, formulating, packaging, labeling and advertising of the products Xunantunich Inc. sells in Canada are or may be subject to regulation by Health Canada which administers the Food and Drugs Act along with relevant regulation thereto. Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals. Health Canada regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Food and Drugs Act, a variety of enforcement actions are available to Health Canada against marketers of unapproved drugs or "adulterated" or "misbranded" products. These include: criminal prosecution; injunctions to stop the sale of a company's products; seizure of products; adverse publicity "voluntary" recalls and labeling changes.

The Consumer Packaging and Labeling Act, as administered by Industry Canada, requires that certain information labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

The manufacturing, processing, formulating, packaging, labeling and advertising of the products Xunantunich Inc. sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs.

Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics.

The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration.

It is possible that the statements presented in connection with product descriptions on Xunantunich Inc.'s site may be determined by the Food and Drug Administration to be drug claims rather than nutritional statements. Some of Xunantunich Inc.'s suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove or modify some statements, products or labeling from its website.

Xunantunich Inc. cannot predict the nature of any future Canadian or U.S. laws and regulations nor can it determine what effect additional governmental regulations or administrative orders would have on our business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives Xunantunich Inc. cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive.

Any laws, regulations, enforcement policies, interpretations or applications applicable to Xunantunich Inc.'s business could require the reformulation of certain products to meet new standards, the recall or dropping of certain products, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling.

Regulation of the Internet.

In general, existing laws and regulations apply to the Internet. The precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the Internet and do not address the unique issues of the Internet or electronic commerce.

Numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection on the Internet. Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations could be passed with respect to the Internet. These new laws and regulations could cover issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may slow the growth of Internet use and result in a decline in Xunantunich Inc.'s sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair growth and, as a result have a negative affect on our business.



Employees.

Xunantunich Inc. is a development stage company and currently has no employees. Xunantunich Inc. is currently managed by Mark, Florence, Michael and Grant Cramer, its officers and directors. Xunantunich Inc. looks to the Cramers for their management and financial skills and talents. For a complete discussion of the Cramer family's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future other than sales people to set up accounts.

Available Information and Reports to Securities Holders.

Xunantunich Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules which are part of the Registration Statement. For further information with respect to Xunantunich Inc. and its common stock, see the Registration
Statement and the exhibits and schedules thereto. Any document Xunantunich Inc. files may be read and copied at the Commission's Public Reference Room located at 450
Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Xunantunich Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Xunantunich Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

Forward looking statements.

You should not rely on forward-looking statements in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons.


Management's discussion and analysis or plan of operation.

Upon the completion of all or part of the sale of shares contained in this Offering, Xunantunich Inc. intends to proceed as quickly as possible to do an in-depth feasibility study and if and when that study proves the project to be feasible, hire one or more sales representatives to present its service to potential customers. Geography is an obstacle that must be dealt with. The Province of Alberta is very large, making adequate coverage by one salesperson virtually impossible. A minimum of two representatives will be necessary. After opening accounts, these representatives will be necessary to service existing customers. Research has indicated that this servicing or detailing of already established accounts results in larger increases in reorders of product.

Estimated expenses for the next
twelve months are as follows:
                                              US dollars        Cdn.dollars


Two sales persons (draw against commissions)
@ $1000 per month*                            $ 36,000          $54,000
Administration                                $ 12,000          $18,000
Employee benefits                             $ 16,000          $24,000
Office rent                                   $ 12,000          $18,000
Office supplies ( including furniture)        $ 10,000          $15,000
Development stage costs
(including recruiting costs)                  $  1,000          $ 1,500
Website maintenance                           $    500          $   750
Contingency (10%)                             $  8,750          $13,125

Total first year expenses                     $ 96,250         $144,375

All figures shown are in United States and Canadian dollars. A conversion rate of 1.5 was used.

If the proposed offering proceeds are not received, operations would be scaled down. One sales person would be hired instead of two; administration would be handled by an officer and director at no cost. The same officer and director would supply office space during the start-up process. Growth would be much slower and Xunantunich Inc. would not be able to rent office space and hire administrative help until sales volumes and gross profits were large enough. If no funds are received from this offering, management would be forced to decide whether or not to proceed with the business and either delay starting or cancel the project completely.


Description of property.

Xunantunich Inc. maintains a mailing address at the office of one of its shareholders, but otherwise does not maintain an office.
We pay no rent and own no real estate.

Certain Relationships and Related Transactions

Prior to the date of this Registration Statement Xunantunich issued to ten individuals a total of 2,000,000 shares of common stock in consideration of acquiring the rights to manufacture and market an oxygen-enhanced product for use in aquaculture, fish and poultry farming and the bioremediation of waste ponds and lagoons in the states of Arizona and Nevada. Mortenson acquired these rights from the inventors of the product, N.W. Technologies Inc. under a distribution agreement.

In December, 1999 N.W. Technologies unilaterally canceled its contract and distribution agreement with David R. Mortenson and Associates. Mortenson and several of the concerns that have an interest in the technology through distribution agreements with Mortenson, have filed suit in Harris County court, Texas against N.W. Technologies Inc, its officers and directors and several other individual and concerns involved with the cancellation and withdrawal.

Xunantunich is not withdrawing from its from its agreement with Mortenson for the distribution and manufacture of the oxygen-enhanced products, nor has it any intention of doing so at the present time. All obligations under that agreement have been suspended until the lawsuit is resolved.

In order to avoid litigation with Xunantunich and to protect our shareholders Mortenson granted a distribution territory for an Internet based vitamin and health supplement company. The company, Vitamineralherb.com, is located San Diego, California. There was no charge for this distribution territory which is for the Province of Alberta, Canada.


Market for common equity and related stockholder matters.

Xunantunich Inc. is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this Registration Statement, it is the intention of Xunantunich Inc. to apply for a trading symbol and a listing to have its shares quoted on the NASD OTC Bulletin Board. There can be no assurance that any part of this Offering will be subscribed to and if all or part of the offering is subscribed to, that the request of Xunantunich Inc. to have the price of its stock quoted on the OTC Bulletin Board will be granted. You should take all of the above facts into consideration before making a decision to purchase any amount of Xunantunich Inc. stock.


Executive compensation.

No officer or director of Xunantunich Inc. has received any remuneration. Although there is no current plan in existence, it is possible that Xunantunich Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See "Certain Relationships and Related Transactions". Xunantunich Inc. has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

                       XUNANTUNICH, INC.

                (A Development Stage Enterprise)






                  Interim Financial Statements
                    (Prepared by Management)

            As at May 31, 2000 and December 31, 1999





























                        XUNANTUNICH INC.

                         BALANCE SHEETS
            As at May 31, 2000 and December 31, 1999
                    (Prepared by Management)

                                       May 31, 2000    December 31,1999
                                       Unaudited       Audited

                             ASSETS
CURRENT ASSETS:
          CASH                         617             0

TOTAL CURRENT ASSETS                   617             0

OTHER ASSETS
LICENSE RIGHTS                         2,000           2,000

TOTAL ASSETS                           2,617           2,000

              LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:                   0               0

TOTAL CURRENT LIABILITIES              0               0

STOCKHOLDERS EQUITY:
     Common stock, $0.001 par
     Value; 100,000,000 shares
     Authorized, and 5,100,000 (5,000,000)
     Shares Issued and outstanding     2,600           2,500

     ADDITIONAL PAID-IN CAPITAL       11,934           34

     (DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE)         (11,917)           ( 534)

TOTAL STOCKHOLDERS' EQUITY             2,617           2,000

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                    2617           2,000


                        XUNANTUNICH INC.


                     STATEMENT OF OPERATIONS
    For the five months ended May 31, 2000 and for the period
         April 2, 1999 (Inception) to December, 31, 1999
                    (Prepared by Management)

                                   May 31, 2000        December 31, 1999
                                   Unaudited           Audited

REVENUES:                          $ 0                 $0

OPERATING EXPENSES:

  FEES                               0                 165
  TAXES AND LICENSES                 0                 320
  OFFICE EXPENSES                    383                49
  LEGAL AND ACCOUNTING FEES          9,500               0
  CONSULTING FEES                    1,500               0

TOTAL OPERATING EXPENSES            11,383             534

NET (LOSS)FOR THE PERIOD           (11,383)            (534)

NET (LOSS) PER SHARE               $ (0.00)            $ (0.00)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING         5,100,000            5,000,000
















                       XUNANUTUNICH, INC.

                     STATEMENT OF CASH FLOWS
     For the five months ending May 31, 2000 and the Period
       April 2, 1999 (Inception) through December 31, 2000
                    (Prepared by Management)

                                May 31, 2000       December 31,1999
CASH FLOWS FROM (TO)

OPERATING ACTIVITIES:

  NET   INCOME   (LOSS)         $(11,383)          $(534)


CASH FLOWS FROM (TO)
INVESTING ACTIVITIES:

  PURCHASE OF LICENSE RIGHTS            0         (2,000)


CASH FLOWS FROM (TO)
FINANCING ACTIVITIES:


ISSUANCE OF COMMON STOCKS          12,000          2,534


NET INCREASE (DECREASE) IN CASH       617              0


CASH, BEGINNING OF PERIOD               0              0


CASH, END OF PERIOD                   617              0










                      FINANCIAL STATEMENTS.







                        XUNANTUNICH, INC.

                (A Development Stage Enterprise)






                          AUDIT REPORT

                       December 31, 1999
















                    Janet Loss, C.P.A., P.C.
                   Certified Public Accountant
              1777 S. Harrison Street, Suite 2100
                     Denver, Colorado 80210



                       XUNANTUNICH, INC.
                (A Development Stage Enterprise)

                  INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                                        PAGE

Report of Certified Public Accountant                         34


Balance Sheet, December 31, 1999                              35

Statement of Operations, for the
Period April 2, 1999 (Inception)
Through December 31, 1999                                     36

Statement of Stockholders' Equity
(Deficit), April 2, 1999 (Inception)
Through December 31, 1999                                     37

Statement of Cash Flows for the
Period From April 2, 1999 (Inception)
Through December 31, 1999                                     38

Notes to Financial Statements                            39 & 40














                    Janet Loss, C.P.A., P.C.
                   Certified Public Accountant
               1777 S. Harrison Street, Suite 2100
                     Denver, Colorado 80210
                         (303) 782-0878

                  INDEPENDENT AUDITOR'S REPORT

Board of Directors
Xunantunich, Inc.
21112 123rd Avenue
Maple Ridge, British Columbia V2X4B4
Canada

I have audited the accompanying Balance Sheet of Xunantunich, Inc. (A Development Stage Enterprise) as of December 31, 1999 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period April 2, 1999 (Inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunantunich, Inc.(a development stage enterprise) as of December 31, 1999, and the results of its operations and changes in its cash flows for the period from April 2, 1999 (Inception) through December 31, 1999, in conformity with generally accepted accounting principles.


Janet Loss, C.P.A., P.C.
February 29, 2000




                        XUNANTUNICH, INC.
                (A Development Stage Enterprise)

            BALANCE SHEET          December 31, 1999
                             ASSETS

CURRENT ASSETS:
     License Rights                                   $     2,000
TOTAL ASSETS                                                2,000

              LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

TOTAL CURRENT LIABILITIES                                       0
STOCKHOLDERS' EQUITY:
     Common stock, $0.001 par value;
     100,000,000 shares Authorized, and
     5,000,000 shares Issued and outstanding                2,500

     Additional Paid-In Capital                                34
     (Deficit)                                              (534)
     Total Stockholders' Equity (Deficit)                    2000

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY               $    2,000







  The accompanying notes are an integral part of the financial statements.







                        Xunantunich, Inc.
                (A Development Stage Enterprise)

                     STATEMENT OF OPERATIONS
            For the Period April 2, 1999 (Inception)
                    Through December 31, 1999

REVENUES:                                        $         0


OPERATING EXPENSES:

  Fees                                           $       165
  Taxes and Licenses                                     320
  Office Expenses                                         49

     TOTAL OPERATING EXPENSES                            534


  NET (LOSS)                                     $     ( 534)



NET   (LOSS)   PER   SHARE                       $   (0.0000)



Weighted Average Number of
Common Shares Outstanding                          5,000,000










  The accompanying notes are an integral part of the financial statements.



                        XUNANTUNICH, INC.
                (A Development Stage Enterprise)

           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  For the Period April 2, 1999
                    Through December 31, 1999




                Common                  Additional   (Deficit)      Total
                Stock       Common      Paid-in      Accumulated    Stockholders
                Number of   Stock       Capital      During the     Equity Deficit)
                Shares      Amount                   Developement
                                                     Stage

April 2, 1999
Issuance of
Common Stock    500000      500         34           0              534
for Cash

Issuance of
Common Stock
for License
Rights          2000000     2000        0            0              2000

Issuance of
Common Stock
on November
24, 1999 for
2-1 split       2500000     0           0            0              0


Deficit for
the Period
from April 2,
1999
(Inception)
through
December 31
1999            0           0           0             (534)          (534)


Balance
December
31, 1999        5000000     2500        34            (534)          2000


The accompanying notes are an integral art of these financial statements




                        XUNANTUNICH INC.
                (A Development Stage Enterprise)

                     STATEMENT OF CASH FLOWS
            For the Period April 2, 1999 (Inception)
Through December 31, 1999For the Period April 2, 1999 (Inception)

                    Through December 31, 1999


CASH FLOWS FROM (TO) OPERATING
ACTIVITIES:

  Net Income (Loss)                             $      (534)


CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of License Rights                         (2,000)


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

  Issuance of Common Stocks                           2,534


Increase (Decrease) in Cash                     $         0

CASH, BEGINNING OF PERIOD                                 0

CASH, END OF PERIOD                             $         0







  The accompanying notes are an integral part of the financial statements.


                        XUNANTUNICH, INC.
                (A Development Stage Enterprise)

                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 1999

NOTE I - ORGANIZATION AND HISTORY


The Company is a Nevada Corporation and the Company has been in the development stage since its formation on April 2, 1999.

The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.

On April 2, 1999, Xunantunich Inc. issued 500,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation. On April 28, 1999 Xunantunich Inc. issued 2,000,000 shares of common stock in return for the water treatment rights for the states of Arizona and Nevada and the development of the business plan.

On November 24, 1999 all 2,500,000 shares of common stock of Xunantunich Inc. were purchased by the present shareholders. They immediately effected a two - to - one forward split for a total of 5,000,000 issued and outstanding shares

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ACTIVITIES
The Company has been in the development stage since inception.

ACCOUNTING METHOD
The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents includes cash on hand, cash on deposit, and highly liquid investments with maturities generally of three months or less. At December 31, 1999, there Ire no cash equivalents.



YEAR END
The Company has elected to have a fiscal year ended December 31.


USE OF ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as Ill as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.

NOTE III - RELATED PARTY TRANSACTIONS

The Company has entered into an agreement made effective April 5, 1999 with David R. Mortenson & Associates (Grantor) to receive a three-year license to distribute the products developed by NW Technologies, Inc. The contract, for the states of Arizona and Nevada, called for a $5,000 initial payment and a royalty of 5% of gross sales. It also required the Company to purchase a minim of $50,000 of product the first year, $75,000 the second year and $125,000 the third year.

The initial $5,000 payment was waived and the Company agreed to pay the Grantor the sum of $2,000 in the form of 2,000,000 shares of common stock having a par value of $0.001 per share. Management puts a fair market value of $2,000 on the license. The agreement qwith David R. Mortenson & Associates was entered into by previous management.

NOTE IV - SUBSEQUENT  EVENTS

In December, 1999 N.W. Technologies, Inc. unilaterally cancelled its contract with David Mortenson & Associates. Early in the year 2000 David Mortenson & Associates laid suit against N.W. Technologies, Inc. in Harris County Court, Texas.

In the opinion of management, the Company has no direct or indirect interest in the Texas lawsuit

In a letter dated January 5, 2000 David Mortenson & Associates suspended all present and future payments under the License Agreement until their dispute with N.W. Technologies is resolved.

In March, 2000 David Mortenson & Associates gave the Company a License to distribute vitamins, minerals, herbs and other health products and supplements through the Internet. The license calls for a 10% add-on for all products purchased and an annual $500 website maintenance fee. The effective date of the License Agreement was January 3, 2000.

David R. Mortenson is a principal in both David Mortenson &
Associates and Vitamioneralherb.com. He has no non-arms length association with the Company.
Changes in and Disagreements with Accountants on Accounting and Financial disclosure.

There have been no changes in and/or disagreements with Janet
Loss, C.P.A., P.C. on accounting and financial disclosure matters.


PART II - Information Not Required in Prospectus


Indemnification of directors and officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Xunantunich Inc. filed as Exhibit 3.2, provide that Xunantunich Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Xunantunich Inc., absent a finding of negligence or misconduct in office. The Bylaws also permit Xunantunich Inc. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Xunantunich Inc. has the power to indemnify such person against liability for any of those acts.


Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration
Statement and distribution are as follows:
          Legal fees                       $ 8,500.00
          Accounting                         1,500.00
          (Edgar filing and Printing)        5,000.00

TOTAL                                      $15,000.00

To date Xunantunich Inc. has spent a total of $11,383 for office expenses and legal and accounting fees.

Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of Xunantunich Inc. securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On April 2, 1999, Xunantunich Inc. issued 500,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation. On April 28, 1999 Xunantunich Inc. issued 200,000 shares of common stock each to ten individuals for a total of 2,000,000 shares in return for the water treatment rights for the states of Arizona and Nevada and the development of the business plan.

On August 17, 1999, the Board of Directors of Xunantunich Inc.
filed an amendment to its Articles of Incorporation with the state of Nevada increasing the authorized capital to 100,000,000 shares of common stock.

On November 24, 1999 all 2,500,000 shares of common stock of Xunantunich Inc. Ire purchased by the present shareholders. They immediately effected a two - to - one forward split for a total of 5,000,000 issued and outstanding shares


Exhibits.

The following exhibits are filed as part of this Registration
Statement;

          Exhibit
          Number         Description

           3.1  Articles of Incorporation
           3.2  Bylaws
           5.1  Opinion re: Legality
           10.1 License Agreement
           10.2 Assignment of License Agreement
           23.1 Consent of Independent Auditors
           23.2 Consent of Counsel (See Exhibit 5.1)

               Undertakings.

               The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

     (c) To include any additional or changed material information to the plan of distribution.

          2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

                  3) file a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

4) For determining any liability under the Securities Act, to treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

5) For determining any liability under the Securities Act to treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered and the offering of the securities at that time as the initial bona fide Offering of those Securities.


Signatures

In accordance with the requirements of the Securities Act of1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prince George, Province of British Columbia Canada

On June 22, 2000

(Registrant)    Xunantunich Inc.

By: /S/ Mark Cramer
       Mark Cramer, President.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date stated.

By: /S/ Mark Cramer
     Mark Cramer, President
Date: June 22, 2000

By: /S/ Florence Cramer
       Florence Cramer, Secretary/Treasurer
Date: June 22, 2000

By: /S/ Michael Cramer
       Michael Cramer, Vice President
Date: June 22, 2000

By: /S/ Grant Cramer
       Grant Cramer, Director
Date: June 22, 2000







                           EXHIBIT 3.1




                    ARTICLES OF INCORPORATION



                               OF







                        XUNANTUNICH INC.


                    ARTICLES OF INCORPORATION
                               Of
                        XUNANTUNICH INC.

     The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:
               ARTICLE I
               The name of the corporation is XUNANTUNICH INC.

               ARTICLE II
     The principal office of this corporation is to be at 50 West Liberty Street #880, Reno, 89501, State of Nevada. The Nevada Agency and Trust Company is hereby named as Resident Agent of this corporation and in charge of its said office in Nevada.

               ARTICLE III
     The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:

     A    To conduct any lawful business, to promote any lawful
     purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity. and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.

     B    To purchase, receive, take by grant, gift, devise,
     bequest, or otherwise. lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.

     C    To engage generally in the real estate business as
     principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

     D    To apply for, register, obtain, purchase, lease, take
     licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:
                    1. Inventions, devices, formulas, processes, improvements and modifications thereof;
                     2.   Letters patent, patent rights, patented
          processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.
          3.   Franchises licenses, grants and concessions.

     E    To make, enter into, perform and carry out contracts of
     every   kind   and  description  with  any   person,   firm,
     association,   corporation  or  government  or   agency   or
     instrumentality thereof.

     F    To lend money in furtherance of its corporate purposes
     and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentality's thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.

     G    To borrow money without limit as to amount and at such
     rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.

     H    To be a promoter or manager of other corporations of
     any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     I    To promote and exercise all or any part of the foregoing
     purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.

     The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

          ARTICLE IV
The aggregate number of shares, which the corporation shall have authority to issue, is 100,000,000 shares of common stock with $0.001 par value each and 10,000,000 shares of preferred stock.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

               ARTICLE V
Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


          ARTICLE VI
The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less found liable for:
(i) a breach of such director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from than one (l), or more than five (5). The first board of directors shall be Two Members whose names and post office addresses are as follows:

          John T. Bauska
          302 Hwy 2 East, Suite 4
          Kalispell, Montana 59901

          David R. Mortenson
          P.O. Box 5034
          Alvin, Texas 77512

          ARTICLE VII
The initial number of stockholders will be two (2). Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

          ARTICLE VIII
A    No director of the corporation shall be liable to the
corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.


ARTICLE IX
This corporation is to have perpetual existence. David R. Mortenson, being the original incorporator for the purpose of forming a corporation to do business both within and without the State of Nevada and in pursuance of the General Corporation law of the State of Nevada, do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.
     April 2, 1999
     Address: PO Box 5034
          Alvin, TX 77512














                           EXHIBIT 3.2











                             BYLAWS




                        XUNANTUNICH, INC.





























                            BYLAWS OF

                        Xunantunich Inc.



    CONTENTS OF INITIAL BYLAWS

    ARTICLE                                           PAGE

    1.00CORPORATE CHARTER AND BYLAWS
    1.01Corporate Charter Provisions                  4
    1.02  Registered Agent or Office Requirement
      of Filing Changes with Secretary of State       4
    1.03Initial Business Office                       4
    1.04Amendment of Bylaws                           4

    2.00DIRECTORS AND DIRECTORS  MEETINGS
    2.01Action Without Meeting                        5
    2.02Telephone  Meetings                           5
    2.03Place  of  Meetings                           5
    2.04Regular Meetings                              5
    2.05Call of Special Meeting                       5
    2.06Quorum                                        6
    2.07Adjournment  Notice of Adjourned Meetings     6
    2.08Conduct of Meetings                           6
    2.09Powers of the Board of Directors              6
    2.10Board Committees Authority to Appoint         7
    2.11Transactions with Interested Directors        7
    2.12Number of Directors                           7
    2.13Term of Office                                7
    2.14Removal of Directors                          8
    2.15Vacancies                                     8
    2.15(a)Declaration of Vacancy                     8
    2.15(b)Filling Vacancies by Directors             8
    2.15(c)Filling Vacancies by Shareholders          8
    2.16Compensation                                  9
    2.17Indemnification of Directors and Officers     9
    2.18Insuring Directors, Officers, and Employees   9

    3.00SHAREHOLDERS  MEETINGS
    3.01Action Without Meeting                        9
    3.02Telephone Meetings                            10
    3.03Place of Meetings                             10
    3.04Notice of Meetings                            10
    3.04Voting List                                   10
    3.05Votes per Share                               11
    3.07Cumulative Voting                             11
    3.08Proxies                                       11
    3.09Quorum                                        12
    3.09(a)Quorum of Shareholders                     12
    3.09(b)Adjourn for Lack or Loss of Quorum         12
    3.10Voting by Voice or Ballot                     12
    3.11Conduct of Meetings                           12
    3.12Annual Meetings                               12
    3.13Failure to Hold Annual Meeting                13
    3.14Special Meetings                              13

    4.00  OFFICERS

    4.01Title and Appointment                         13
    4.01(a)Chairman                                   13
    4.01(b)President                                  14
    4.01(c)Vice President                             14
    4.01(d)Secretary                                  14
    4.01(e)Treasurer                                  15
    4.01(f)Assistant Secretary or Assistant Treasurer 15
    4.02Removal and Resignation                       15
    4.03Vacancies                                     16
    4.04Compensation                                  16

    5.00  AUTHORITY TO EXECUTE INSTRUMENTS
    5.01No Authority Absent Specific Authorization    16
    5.02Execution of Certain Instruments              16

    6.00  ISSUANCE AND TRANSFER OF SHARES
    6.01Classes and Series of Shares                  17
    6.02Certificates for Fully Paid Shares            17
    6.03Consideration for Shares                      17
    6.04Replacement of Certificates                   17
    6.05Signing Certificates Facsimile Signatures     18
    6.06Transfer Agents and Registrars                18
    6.07Conditions of Transfer                        18
    6.08Reasonable Doubts as to Right to Transfer     18

    7.00  CORPORATE RECORDS AND ADMINISTRATION
    7.01Minutes of Corporate Meetings                 18
    7.02Share Register                                19
    7.03Corporate Seal                                19
    7.04Books of Account                              19
    7.05Inspection of Corporate Records               20
    7.06Fiscal Year                                   20
    7.07Waiver of Notice                              20

    8.00ADOPTION OF INITIAL BYLAWS                    20

    ARTICLE ONE - CORPORATE CHARTER AND BYLAWS

    1.01  CORPORATE CHARTER PROVISIONS
    The Corporation's Charter authorizes one hundred million (100,000,000) common shares and ten million preferred shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

    1.02 REGISTERED AGENT AND OFFICE REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
    The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada, is: 50 West Liberty Street, Suite 880, Reno, Nevada 89501.
    The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is:
    Nevada  Agency and Trust Company.   The Registered  Agent  or
    Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and Ill informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

    1.03  INITIAL BUSINESS OFFICE
    The address of the initial principal business office of the Corporation is hereby established as: 2400 Loop 35 #1502, Alvin, Texas 77511.
    The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

    1.04  AMENDMENT OF BYLAWS
    The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

    ARTICLE TWO - DIRECTORS AND DIRECTORS' MEETINGS

    2.01  ACTION BY CONSENT OF BOARD WITHOUT MEETING
    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

    2.02  TELEPHONE MEETINGS

     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     2.03   PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

     2.04   REGULAR MEETINGS

     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual
     Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

     2.05   CALL OF SPECIAL MEETING
     Special  meetings of the Board of Directors for any  purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
     Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
     Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

     2.06   QUORUM
     The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

     2.07   ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
     A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

     2.08   CONDUCT OF MEETINGS
     At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the
     Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

     2.09   POWERS OF THE BOARD OF DIRECTORS
     The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

     2.10   BOARD COMMITTEESBAUTHORITY TO APPOINT
     The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     2.11   TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in
which   any   of   its  Directors  are  directly  or   indirectly
interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which
the    contract    or    transaction    was    authorized,    and
notwithstanding    the   Directors'   participation    in    that
meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each
Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority
necessary  to  carry  the  vote.  This  section  shall   not   be
construed to invalidate contracts or transactions that would be valid in its absence.

     2.12   NUMBER OF DIRECTORS
     The number of Directors of this Corporation shall be no more than five (5) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

     2.13   TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

     2.14   REMOVAL OF DIRECTORS
     The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. HoIver, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

     2.15   VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

     2.15(a)     DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

     2.15(b)     FILLING VACANCIES BY DIRECTORS
     Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

     2.15(c)     FILLING VACANCIES BY SHAREHOLDERS
     Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

     2.16   COMPENSATION
     Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

     2.17   INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, hoIver, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

     2.18   INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
     The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

     ARTICLE THREE - SHAREHOLDERS' MEETINGS

     3.01 ACTION WITHOUT MEETING
     Any   action  that  may  be  taken  at  a  meeting  of   the
     Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

     3.02   TELEPHONE MEETINGS

     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.03   PLACE OF MEETINGS
     Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

     3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten
(10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled  to  notice consent to the meeting  in  writing  or  are present  at  the  meeting  in person  or  by  proxy  and  do  not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

     3.05   VOTING LIST
     At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. HoIver, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

     3.06 VOTES PER SHARE
     Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

     3.07 CUMULATIVE VOTING
     Cumulative voting is expressly forbidden.

    3.08  PROXIES
    A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

    3.09  QUORUM

    3.09(a)    QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

    3.09(b)    ADJOURNMENT FOR LACK OR LOSS OF QUORUM
    No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

    3.10  VOTING BY VOICE OR BALLOT
    Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

    3.11  CONDUCT OF MEETINGS
    Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

    3.12  ANNUAL MEETINGS
    The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

    3.13  FAILURE TO HOLD ANNUAL MEETING
    If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

    3.14 SPECIAL MEETINGS
    A special Shareholders' meeting may be called at any time by.
    (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten
    (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

    ARTICLE FOUR - OFFICERS

    4.01  TITLE AND APPOINTMENT
    The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

    4.01(a)    CHAIRMAN OF THE BOARD
    The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

    4.01(b)    PRESIDENT
    Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

    4.01(c)    VICE PRESIDENT
    Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

    4.01(d)    SECRETARY
    The Secretary shall:
    A. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
    B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
    C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
    D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
    E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

    4.01(e)    TREASURER
    The Treasurer shall:
    F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
    G.     Receive, and give receipt for, monies due and  payable
    to the Corporation.
    H.     Disburse  or cause to be disbursed the  funds  of  the
    Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
    I.      If  required  by  the  Board  of  Directors  or   the
    President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
    J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and
    7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

    4.01(f)    ASSISTANT SECRETARY AND ASSISTANT TREASURER
    The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

    4.02  REMOVAL AND RESIGNATION
    Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

    4.03  VACANCIES
    Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

    4.04  COMPENSATION
    The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

    ARTICLE FIVE - AUTHORITY TO EXECUTE INSTRUMENTS

    5.01  NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
    These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

    5.02  EXECUTION OF CERTAIN INSTRUMENTS
    Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

    ARTICLE SIX - ISSUANCE AND TRANSFER OF SHARES

    6.01 CLASSES AND SERIES OF SHARES
    The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

    6.02  CERTIFICATES FOR FULLY PAID SHARES
    Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

    6.03  CONSIDERATION FOR SHARES
    Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

    6.04  REPLACEMENT OF CERTIFICATES
    No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

    6.05  SIGNING CERTIFICATES-FACSIMILE SIGNATURES
    All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she Ire such officer on the date of its issuance.

    6.06  TRANSFER AGENTS AND REGISTRARS
    The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

    6.07  CONDITIONS OF TRANSFER
    The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

    6.08  REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
    When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

    ARTICLE SEVEN - CORPORATE RECORDS AND ADMINISTRATION

    7.01  MINUTES OF CORPORATE MEETINGS
    The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

    7.02  SHARE REGISTER
    The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

    7.03  CORPORATE SEAL
    The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.


       7.04BOOKS OF ACCOUNT
       The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

       7.05INSPECTION OF CORPORATE RECORDS
       A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

       7.06FISCAL YEAR
       The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

       7.07 WAIVER OF NOTICE
       Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

       ARTICLE EIGHT- ADOPTION OF INITIAL BYLAWS
       The Board of Directors adopted the foregoing bylaws on October 6, 1999.

       /S/ John T. Bauska
       Director

       /S/ David R. Mortenson
       Director
       Attested to, and certified by:  /S/ David R. Mortenson,
       Secretary




























                              EXHIBIT 5.1









                         OPINION RE: LEGALITY

                         ARTHUR J. FROST, LTD.
                         Arthur J. Frost, Esq.
                       7549 W. Heatherbrae Drive
                        Phoenix, Arizona 85033
                            (623) 849-2050
                       (623) 873-1799 Facsimile


June 20, 2000

Xunantunich Inc.
21112 123rd Avenue
Maple Ridge, BC V2X 4B4
Canada

Re: Xunatunich Inc. Registration Statement on Form SB2

Ladies and Gentlemen:

I have acted as counsel for Xunantunich Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.






I hereby consent to the use of this opinion as an Exhibit to the Registration
Statement

Very truly yours,

/s/  Arthur J. Frost
Arthur J. Frost




                             EXHIBIT 10.1










                           LICENSE AGREEMENT































































                        DISTRIBUTION  AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement") is made and effective as of June 10, 1999 by and between Vitamineralherb.Com Inc., a Nevada Corporation ("Vita") and David R. Mortenson & Associates, a Texas general partnership (DRM), with reference to the following facts:

A. Vita is in the business of Internet marketing of private labeled vitamin, mineral and/or nutritional supplement products as well as other health and fitness (the Products) to health practitioners and fitness practitioners.

B. Vita desires to increase its marketing exposure to health practitioners and fitness practitioners.

C. DRM desires to market the Products to various health and fitness practitioners in territories in which Vita does not currently market. The parties agree that DRM may expand the marketing of the Products by entering into sub-distribution agreements with other entities (the Sub-licensees).

NOW THEREFORE, for $10.00 and in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:


1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas web site to any customer of DRM or of Sub-licensee(s) (Customers(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the first Product(s) to be ordered through Vitas web site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any new Product ordered through Vita by DRM or by Sub-licensee(s) or Customers. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2. Manufacture of Products. Vitamin, mineral and/or nutritional supplement Products marketed through Vitas web site shall be products manufactured by FDA approved manufacturers which shall manufacture, package and prepare the Products for shipment in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

3. Labeling; Packaging; Shipping. DRMs or Sub-licensees customers shall use standard labels as specified by Vita. Vita agrees to insert each customers name and address on the standard labels in return for handling charges which shall be specified from time to time. Vita warrants that the standard labels shall contain all information necessary to conform to industry requirements.

4. Products and Pricing. The pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time. Terms are payment by credit card or electronic funds transfer at time of purchase. Unless otherwise specified on Exhibit A, the lead time from receipt of payment to delivery is 4-6 weeks.

5. Minimum Purchases for Vitamin, Mineral, and/or Nutritional Supplements. The minimum purchase order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units unless and until such Customer Formula shall have been added to the standard Products.

6.   Web Site Maintenance; Fees.   Vita agrees to maintain a web site
     (the Web Site) for sales of Product by DRM or its Sub-licensee(s). DRM agrees that all sales of Product made by DRM or its Sub-licensees will be accomplished through the Web Site. DRM further agrees that DRM shall pay to Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web site. DRM further agrees that the Sub-licensees shall each be obligated to pay $500 yearly to Vita, on the anniversary date(s) of the agreement(s) between Sub-licensee(s) and DRM, for maintenance of the Web Site.

7.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by DRMs or Sub-licensees Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c)  Joint Formulas. If Vita and Customer jointly create a
          formula ("Joint     Formula"), such Joint Formula will be
          jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.


1. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of termination which shall be effective upon receipt. In the event of termination by DRM or Sub-licensee prior to delivery of Product for which a purchase order has been submitted, the terminating party shall reimburse Vita for the cost of all Product and return of any boxes and labels. In no event shall reimbursement of these amounts limit Vitas legal right to seek compensation for the amount of its profit or any other damages accrued under any canceled purchase order. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

2. Override; Payment to DRM. All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved methods such as electronic funds transfer or debit card. DRM agrees that Vita shall retain a 10% override on all sales made through the Web Site by DRM or Sub-licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vitas override, and remit the balance to DRM or Sub-licensee. Vita further agrees to provide DRM with a Monthly Sales Report of all sales made by DRM through the Web Site. After DRM has notified Vita of any grant of Sub-license to a territory, Vita will provide Sub-licensee(s) with a Monthly Sales Report of all sales made by Sub-licensee(s) in Sub-licensee(s) territory. Vita will deliver the printed breakdown by the tenth day of the month following such sales.

3. Trade Secrets. Vita and DRM and Sub-licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

4. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute arising under this Agreement shall be resolved pursuant to the terms of the Dispute Resolution Agreement attached hereto as Exhibit B.

5. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. D. R. Mortenson, President
                                                       P. O. Box 2370
                                                       Alvin TX 77512-
                              2370

                                   If to David R. Mortenson &
                                   Associates:    Mr. David R.
                                   Mortenson
                                                            P. O. Box
                                   5034
                                                            Alvin TX
                                   77512-5034
                                                            Fax:
                                   (281)388-1047

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

VITAMINERALHERB.COM INC.
a Nevada corporation


By:
     David R. Mortenson, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership



By _________________________________
     David R. Mortenson, General Partner
                               EXHIBIT A
                        PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.
Short Product Name: _____________________________
Exact Product Ingredients and Percentages:





Other Product Specifications:
Color: ___________ Tablet Type: ____________
Consistency:______________
Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________
Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____
Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.
Labels: Labels and/or boxes to be provided by Customer [identify any size] _________
Labels/Boxes to be Received by [date] _____ to ensure timely delivery Master Pack/Wrapping/Palleting Requirements (if any):_________________________
Ship to Address: _________________________________________________
Order Quantity: (minimum 5,000 BOTTLES): ________
Price: _____________ FOB IFM's facility in San Diego, CA.
Delivery Dates(s): _______________________________________
Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________
Purchase Order Number: ________________
Date of Purchase Order: ________________

                               EXHIBIT B
DISPUTE RESOLUTION AGREEMENT THIS DISPUTE RESOLUTION AGREEMENT ("Dispute Resolution Agreement") is entered into and effective as of December 24, 1999 by and between Vitamineralherb.com Inc., a Nevada corporation, and David R. Mortenson & Associates, a Texas general partnership.

1. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated June 9, 1999 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").
2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:

           A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing
          this Dispute Resolution Agreement, setting forth the
          particulars of the Dispute, the term(s) of the Agreement
          involved and a suggested resolution of the problem. The
          recipient of the letter must respond within ten (10) days
          after its receipt of the letter with an explanation and
          response to the proposed solution.
          B.   Meeting. If correspondence does not resolve the
          Dispute, then the authors of the letters or their
          representatives shall meet on at least one occasion and
          attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at
          IFM's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.
3.    MEDIATION. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be conducted by retired Judge William Yale, former Presiding Judge of the San Diego Superior Court, who now acts as a full-time, highly respected mediator. The mediation shall be held in San Diego, California. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.
4.   FINAL AND BINDING ARBITRATION. Should any Dispute (or pan
     thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in San Diego, California. The arbitration shall be governed by the provisions of the California Code of Civil Procedure ("CCP"), and the following provisions, which shall supersede the CCP in the event of any inconsistency:
          A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.
          B.   Discovery. No discovery shall be permitted, absent a
          showing of good cause. Any discovery request should be
          reviewed with the knowledge that this dispute resolution
          process was mutually agreed upon and bargained for by the
          parties with the intent to provide a cost-effective and
          timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to
          protect the minimum due process rights of the parties.
          C.   Equitable Remedies. Any party shall have the right to
          seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. In so doing, such party shall not be required to meet the requirement of California Civil Code Section 1281.8. Any other form of equitable or provisional relief and all
          substantive matters relating to the Dispute shall be
          determined solely by the arbitrator(s).
          D. Attorney's Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne
          equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys'
          fees to the other party.
          E.   Scope of Arbitration; Limitation on Powers of
          Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall
          not have the power to award treble, punitive or exemplary
          damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of California (excluding California's conflict of law rules), or federal law, in those instances in which
          federal law applies.
          F.   Designation of Witnesses/Exhibits; Duration of
          Arbitration Process; Written Decision. At least thirty (30)
          days before the arbitration is scheduled to commence, the
          parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days o fthe selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any
          court of competent jurisdiction.
5.   MISCELLANEOUS
     A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this
          Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.
     B.   Severability. Should any portion of this Dispute
          Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.
     C.   Confidentiality. The parties agree that they will not
          disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration
          award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers,
          attorneys or insurers or in the event that disclosure is otherwise required by law.
     D.   Time to Initiate Claims. An aggrieved party must mail
          and the other party must receive the correspondence which initiates negotiation proceedings in connection with a
          Dispute as specified in Paragraph 2(A) (1) within one (1)
          year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year
          Statute of Limitations"). No Dispute may be raised under
          this Dispute Resolution Agreement after the expiration of
          the One Year Statute of Limitations.
     E.   Entire Agreement. These dispute resolution provisions
          express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be
          modified in a writing signed by both parties.
     F.   Successors. This Dispute Resolution Agreement is
          binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.
     G.   Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute
          Resolution Agreement (including, but not limited to,
          equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of
          San Diego, California or the federal court for the Southern District of California.
     H.   Notice. Any notice or communication required to be
          given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or
          Registered Mail, Return Receipt Requested, or by Federal
          Express or other overnight courier which can document
          delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been
          served at the time when the same is received by the party
          being served.
               Vitameneralherb.com Inc.:     Vitamineralherb.Com Inc
                                                       D. R.
                              Mortenson, President
                                                       P.O. Box 2370
                                                       Alvin TX 77512-
                              2370


                                        David R. Mortenson & Assoc.:
                                   David R. Mortenson, Gen. Partner
                                                                 P. O.
                                   Box 5034

                                   Alvin, Texas 77512-5034


     I.   Acknowledgment of Legal Effect of this Dispute
          Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the California Code of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.
     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.
               Vitamineralherb.com Inc.                          David
                                                  R. Mortenson &
                                                  Associates
                                                                  A
                                                  Nevada corporation
                                                  a Texas General
                                                  Partnership

By:
                                   By:
Title:                             President
                                   Title: General Partner




                             EXHIBIT 10.2








                    ASSIGNMENT OF LICENSE AGREEMENT
                          LICENSE  AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made and effective as of January 3, 2000 by and between David R. Mortenson & Associates, a Texas general partnership (DRM), and Xunantunich Inc., a Nevada corporation (Licensee), with reference to the following facts:

A. On April 5, 1999, DRM and Licensee entered into an agreement granting Licensee certain rights for the use of DRMs oxygen-enriched water product (the Water Rights). In consideration therefor, Licensee issued DRM 2,000,000 shares of Licensees common stock (the Shares). Subsequent to the grant of the Water Rights, the underlying contract granting DRM the rights to the technology to produce the oxygen-enriched water came into dispute. In order to enable Licensee to conduct a business and to preserve the value of the Shares, DRM desires to grant additional rights to Licensee which are not in dispute.

B. DRM is the holder of certain rights to an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the Products) pursuant to an agreement between Vitamineralherb.com Corp. (Vita), a Nevada corporation, appended hereto as Exhibit C, which rights include the right to grant licenses for use of the system in various territories.

C. Licensee desires to market the Products to various health and fitness practitioners in the Territory, as hereinafter defined.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:


1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas web site to any of Licensees customers
     (Customer(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the first Product(s) to be ordered through Vitas web site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any new Product ordered through Vita by DRM or by Sub-licensee(s) or Customers. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2. Grant of License; Territory. Territory shall be the Canadian Province of Alberta. DRM grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

3. Manufacture of Products. Vitamin, mineral and/or nutritional supplement Products marketed through Vitas web site shall be products manufactured by FDA approved manufacturers which shall manufacture, package and prepare the Products for shipment in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

4. Labeling; Packaging; Shipping. Customers shall use standard labels as specified by Vita. Upon request by Customer, Customers name and address will be inserted on the standard labels in return for handling charges which shall be specified from time to time. Standard labels shall contain all information necessary to conform to industry requirements.

5. Products and Pricing. The pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time. Terms are payment by credit card or electronic funds transfer at time of purchase. Unless otherwise specified on Exhibit A, the lead time from receipt of payment to delivery is 4-6 weeks.

6. Minimum Purchases for Vitamin, Mineral, and/or Nutritional Supplements. The minimum purchase order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units unless and until such Customer Formula shall have been added to the standard Products.

7. Web Site Maintenance; Fees. Licensee agrees that all sales of Product to Customers will be accomplished through the Vita Web Site (the Web Site). Licensee further agrees that Licensee shall pay to Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web site.

8.   Nature of Relationship.  (a)   This Agreement does not constitute
     nor empower the Licensee as the agent or legal representative of the Company for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

9.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by Licensees Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c)  Joint Formulas. If Vita and Customer jointly create a
          formula ("Joint     Formula"), such Joint Formula will be
          jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.


1. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of termination which shall be effective upon receipt. In the event of termination by Licensee prior to delivery of Product for which a purchase order has been submitted, Licensee shall reimburse Vita for the cost of all Product and return of any boxes and labels. In no event shall reimbursement of these amounts limit Vitas legal right to seek compensation for the amount of its profit or any other damages accrued under any canceled purchase order. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

2.   Override; Payment to Licensee.  All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved method of payment, such as be electronic funds transfer or debit card. Licensee agrees that Vita shall retain a 10% override on all sales made through the Web Site by Licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vitas override, and remit the balance to Licensee. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee
     through the Web Site.   Vita will deliver the printed breakdown by the
     tenth day of the month following such sales.

3. Trade Secrets. Vita and DRM and Licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

4. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute arising under this Agreement shall be resolved pursuant to the terms of the Dispute Resolution Agreement attached hereto as Exhibit B.

5. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:          J. P. Beehner
                                               3030 FM 518 Apt 221
                                               Pearland TX
                                               77584-7817

     If to David R. Mortenson & Associates:    Mr. David R.
                                               Mortenson
                                               P.O. Box 5034
                                               Alvin TX
                                               77512-5034
                                               Fax:(281)388-1047

     If to Licensee:                           Xunantunich Inc.
                                               21112 123rd Avenue
                                               Maple Ridge, B.C. V2X 4B4
                                               Canada
                                               Fax: 604-467-7982

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

XUNANTUNICH INC.
a Nevada corporation


By:  /S/  Michael C. Cramer
     Michael C. Cramer, President


DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership

By /S/   David R. Mortenson____________
     David R. Mortenson, General Partner


                               EXHIBIT A
                        PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.
Short Product Name: _____________________________
Exact Product Ingredients and Percentages:
Other Product Specifications:
Color: ___________ Tablet Type: ____________
Consistency:______________
Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________
Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____
Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.
Labels: Labels and/or boxes to be provided by Customer [identify any size] _________
Labels/Boxes to be Received by [date] _____ to ensure timely delivery Master Pack/Wrapping/Palleting Requirements (if any):_________________________
Ship to Address: _________________________________________________
Order Quantity: (minimum 5,000 BOTTLES): ________
Price: _____________ FOB IFM's facility in San Diego, CA.
Delivery Dates(s): _______________________________________
Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________
Purchase Order Number: ________________
Date of Purchase Order: ________________







                               EXHIBIT B
DISPUTE RESOLUTION AGREEMENT  THIS DISPUTE RESOLUTION AGREEMENT
("Dispute Resolution Agreement") is entered into and effective as of January 3, 2000 by and between David R. Mortenson & Associates, a
Texas general partnership, and Xunantunich Inc., a Nevada corporation.

1. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated January 3, 2000 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").
2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:
           A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.
          B. Meeting. If correspondence does not resolve the Dispute, then the authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at DRM's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.
3. MEDIATION. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be conducted by retired Judge William Yale, former Presiding Judge of the San Diego Superior Court, who now acts as a full-time, highly respected mediator. The mediation shall be held in San Diego, California. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.
4. FINAL AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in San Diego, California. The arbitration shall be governed by the provisions of the California Code of Civil Procedure ("CCP"), and the following provisions, which shall supersede the CCP in the event of any inconsistency:
          A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.
          B. Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.
          C. Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. In so doing, such party shall not be required to meet the requirement of California Civil Code Section 1281.8. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).
          D. Attorney's Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.
          E.   Scope of Arbitration; Limitation on Powers of
          Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or implied provided for in the Agreement. The arbitrator(s) shall apply the law of the State of California (excluding California's conflict of law rules), or federal law, in those instances in which federal law applies.
          F.   Designation of Witnesses/Exhibits; Duration of
          Arbitration Process; Written Decision. At least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days o fthe selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.
5.   MISCELLANEOUS
     A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.
     B.   Severability. Should any portion of this Dispute
          Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.
     C. Confidentiality. The parties agree that they will not disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.
     D. Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year
          Statute of Limitations"). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.
     E. Entire Agreement. These dispute resolution provisions express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.
     F. Successors. This Dispute Resolution Agreement is binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.
     G. Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute Resolution Agreement
          (including, but not limited to, equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution
          Agreement) shall be in the state courts for the County of San Diego, California or the federal court for the Southern District of California.
     H. Notice. Any notice or communication required to be given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt
          Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          David R. Mortenson & Assoc.: David R. Mortenson,
          Gen. Partner
                                         P. O. Box 5034
                                         Alvin, Texas
                                         77512-5034
                                         Fax: 281-388-1047
                                         Phone: 281-331-5580

          Xunantunich Inc.: Michael C. Cramer
                                         21112 123rd Avenue
                                         Maple Ridge,
                                         B.C. V2X4B4 Canada
                                         Fax: 604-467-7982
                                         Phone: 604-467-9116

     I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the California Code of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.


IN WITNESS WHEREOF, the parties have entered into this
Dispute Resolution Agreement as of the date first above
written.
Xunantunich Inc.              David R. Mortenson & Associates
a Nevada corporation          a Texas General Partnership

By:  /S/ Michael C. Cramer     By:  /S/  David R. Motenson
Michael C. Cramer, President   David R. Mortenson, General
                               Partner













                        EXHIBIT 23.1





               CONSENT OF INDEPENDENT AUDITORS





                  Janet Loss, C.P.A., P.C.
                 Certtfied Publcc Accountant
                   1777 S. Harrison Street
                         Suite 2100
                      Denver, CO 80210


     The Board of Directors
     XUNANTUNICH, INC.
     21112 123rd Avenue
     Maple Ridge, BC V2X 4B4
      Canada

     Dear Sirs:

     This letter will authorize you to include the Audit of your company dated December 31,1999 and the Audit
     Report dated February 29, 2000 in the Registration
     Statement currently under review with the Securities and Exchange Commission.


     Yours Truly,

     S/S   Janet Loss, C.P.A., P.C.
     Janet Loss, C.P.A., P.C.

     June 20, 2000